Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of Griffon Corporation (the “Company”) for the period ended September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Ronald J. Kramer, as Chief Executive Officer of Griffon, and Douglas J. Wetmore, as Chief Financial Officer of Griffon, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Griffon.

/s/ RONALD J. KRAMER

Name:	Ronald J. Kramer
Title:	Chief Executive Officer

(Principal Executive Officer)

Date:	November 15, 2013

/s/ DOUGLAS J. WETMORE

Name:	Douglas J. Wetmore
Title:	Chief Financial Officer

(Principal Financial Officer)

Date:	November 15, 2013

A signed original of this written statement required by Section 906 has been provided to Griffon Corporation and will be retained by Griffon Corporation and furnished to the Securities and Exchange Commission or its staff upon request.